UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

March 7, 2007

Date of report (Date of earliest event reported)

BINGO.COM, LTD.

 (Exact Name of Registrant as Specified in Its Charter)

ANGUILLA	98-0206369
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

National Bank of Anguilla Corporate Building, 1St Floor

St Mary's Road, TV1 02P

The Valley, Anguilla, British West Indies

(Address of Principal Executive Offices)

(264) 461-2646

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BINGO.COM, LTD.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Effective March 5, 2007, Bingo.com, Ltd. completed a non-brokered private placement offering of 6 million units at US$0.25 per unit which has raised gross proceeds of US$1,500,000. Each unit consists of one common share and one half common share purchase warrant. Each whole warrant is exercisable into one additional common share of the Company for a period of two years at an exercise price of US$0.35 per share. The warrants are non transferable. The private placement was completed under Regulation S.  Proceeds from the offering will be used to advance the timetable of entering new regulated markets, such as the United Kingdom. The outstanding share capital of the Company after the private placement is 33,640,553 shares.

The shares issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933.

The Company will be filing a registration statement to qualify the private placement units for resale.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)            Financial Statements of Business(es) Acquired

                Not Applicable

(b)            Pro forma Financial Information

                 Not Applicable

 (c)            Exhibits

                 3.1            Articles of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             BINGO.COM, LTD.

                                                            (formerly Bingo.com, Inc.)

                                                            Per:         /s/ T. M. Williams

                                                                        T.M. Williams,

                                                                        President and Director